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Exhibit 23.1

                             Creditrust Corporation

              Consent of Independent Certified Public Accountants

We have issued our report dated February 11, 2000, accompanying the consolidated financial statements included in the Annual Report of Creditrust Corporation on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Creditrust Corporation on Form S-8 (File No. 333-70863) filed with the Commission on January 20, 1999.

                         /S/ GRANT THORNTON LLP
                         ______________________



Vienna, Virginia
February 11, 2000